Exhibit 23.1




                        INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No.333-54792 (effective February 1, 2001 and amended on February 13, 2001) of Avenue Entertainment Group, Inc. and subsidiaries on Form S-3 of our report, dated March 7, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB of Avenue Entertainment Group, Inc. and subsidiaries for the year ended December 31, 2002.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 25, 2003